UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250
Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Medical Officer

On August 16, 2024, Loretta Itri, M.D. notified the board of directors of the Company (the “Board”) that her employment as Chief Medical Officer will cease effective October 1, 2024.

The Board has determined that Dr. Itri’s pending cessation of employment is a voluntary resignation. However, in addition to the severance benefits that Dr. Itri will be entitled to receive for a voluntary resignation pursuant to her executive employment agreement with the Company, in recognition of her services to the Company, the Compensation Committee of the Board (the “Compensation Committee”) has determined to provide her with the following additional severance benefits, in each case in accordance with the terms of her employment agreement and the Company’s established policies: (i) continuing payments of severance pay for a period of 12 months equal to the sum of (A)(x) 100% of Dr. Itri’s base salary rate, as in effect on the date of termination, plus (y) 100% of Dr. Itri’s target bonus for 2024 (which will not be prorated for partial 2024 service), divided by (B) 12; and (ii) reimbursement of COBRA premiums for a period of 18 months from the date of termination or, alternatively, a lump sum payment equal to the aggregate amount of such COBRA reimbursements.

Additionally, the Compensation Committee approved a consulting arrangement between the Company and Dr. Itri pursuant to which, following the cessation of her employment, she will provide 10 hours of consulting and advisory services to the Company per month in exchange for a monthly retainer of $8,000. The consulting arrangement will have an initial three-month term, which may be renewed for subsequent three-month terms upon 30 days’ notice. Dr. Itri will continue to vest in her outstanding Company equity awards in accordance with their terms for the duration of time that she continues to serve as a consultant.

Departure of Executive Chairman

On August 20, 2024, Neil Desai, Ph.D, was notified that his employment as Executive Chairman of the Company will cease on October 1, 2024. Dr. Desai will be entitled to receive the severance benefits set forth in his amended and restated executive employment agreement, in accordance with the terms thereof and the Company’s established policies.

At the request of the Board, Dr. Desai will continue to serve as a member of the Board. Dr. Desai will continue to vest in his outstanding Company equity awards in accordance with their terms for the duration of time that he continues to serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2024

/s/ Scott Giacobello
Scott Giacobello
Chief Financial Officer